SOFTWARE SUBLICENSE,
                           SUPPORT AND USAGE AGREEMENT

         This Software Sublicense, Support and Usage Agreement (this "Agreement") is entered into as of the 17th day of February, 1997 by and between Pinnacle Portfolio Services LLC, a Delaware limited liability company ("Pinnacle") and National Auto Finance Company, Inc., a Delaware corporation ("National").

                                    RECITALS

         A. Pinnacle has executed and delivered that certain BNI, Inc. Software License, Support and Usage Agreement, by and between BNI, Inc. ("BNI") and Pinnacle, dated as of the date hereof in the form attached hereto as Exhibit A (as amended from time to time, the "BNI Software Agreement"). Each capitalized term which is used but not defined herein shall have the meaning set forth in the BNI Software Agreement.

         B. Pinnacle desires to grant to National the right to use the Licensed Program and receive all of the benefits and services under the BNI Software Agreement and National is willing to accept such grant in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Sublicense. Pinnacle hereby irrevocably grants to National a sublicense in and to the Licensed Program(s) pursuant to, and in accordance with, the terms and provisions of the BNI Software Agreement, including, without limitation, Section 5(b) of the BNI Software Agreement. To the fullest extent permitted under the BNI Software Agreement, Pinnacle and National agree that National shall have the right, without the prior written consent of BNI, to use the Licensed Program(s) and to receive all of the benefits and services under the BNI Software Agreement to the same extent as if National were the customer named in the BNI Software Agreement. Pinnacle and National hereby agree that this Agreement is intended to constitute the "Sublicense Agreement" as such term is used in Section 5(b) of the BNI Software Agreement.

         2. Payments by National. The parties hereto acknowledge that National has paid the sum of $280,000 to BNI, on behalf of Pinnacle, in order to obtain an option to enter into this Agreement, which amount has been credited by BNI against the amounts owing by Pinnacle under the BNI Software Agreement. National covenants and agrees to pay directly to BNI, for the account of Pinnacle under the BNI Software Agreement, each of the payments which are now required or hereafter may be required to be paid by the "customer" under the BNI Software Agreement as and when such payments become due and payable thereunder.


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         3. Right to Direct Access to BNI. National shall have the right to communicate directly with BNI under and with respect to the BNI Software Agreement; provided however, that such direct communication shall not affect, limit or expand, in any way whatsoever, the obligations of Pinnacle under this Agreement.

         4. Other Rights and Remedies/Property of Pinnacle and National. Pinnacle hereby assigns (while retaining all of Pinnacle's rights and remedies) to National a non-exclusive right in and to the representations, warranties, covenants, agreements and indemnities of BNI set forth in the BNI Software Agreement. Notwithstanding such assignment and the grant by Pinnacle of the right of direct access by National to BNI as set forth in Section 3 of this Agreement, Pinnacle hereby retains all of Pinnacle's rights and remedies granted to Pinnacle under the BNI Software Agreement for all purposes. Any and all Agreed Changes, Systems Releases, program improvements, legal updates, information updates, software enhancements and modifications and any other services and benefits provided by BNI under the BNI Software Agreement shall constitute the property of both Pinnacle and National for all purposes and shall be utilized by both parties pursuant to the terms of the BNI Software Agreement and this Agreement. Each party shall provide to the other party, on a periodic basis, any information, materials, diskettes and other media received from BNI, from time to time, with respect to the Licensed Programs or otherwise under the BNI Software Agreement.

         5. No Representation or Warranty/No Duty. National acknowledges and agrees that the grant of the sublicense in and to the Licensed Program(s) is being made without representation or warranty (express, statutory, contractual, implied or otherwise) by Pinnacle and without recourse to Pinnacle. In no event shall Pinnacle have any liability, obligation or duty (in each case, express or implied) for the non-performance by BNI of any of BNI's obligations under the BNI Software Agreement. In no event shall Pinnacle have any duty (express or implied) to cause BNI to perform any of BNI's obligations under the BNI Software Agreement or to take any other action whatsoever.

         6. Potential Revenue Sharing By Pinnacle With National. In the event, and only in the event, that Pinnacle generates revenues through the use of the Licensed Program(s) from and after the date hereof, then, Pinnacle agrees to pay to National, on a quarterly basis in arrears, an amount equal to two percent (2%) of the gross revenues generated by Pinnacle from the use of the Licensed Program(s) until National shall have received the sum of $432,000. After National shall have received the sum of $432,000 pursuant to the foregoing sentence, then, Pinnacle shall not be obligated to make any additional payments to National pursuant to this Agreement. In no event shall Pinnacle be obligated, in any way whatsoever, to generate any level of sales or to otherwise utilize the Licensed Program(s). In no event shall any member of Pinnacle have any personal liability for any obligation of Pinnacle arising under this Section 6 or otherwise. At the request of National, Pinnacle agrees to provide to National such supporting information which may be reasonably requested by National in order to substantiate the amount of gross revenues generated by Pinnacle through the use of the Licensed Program(s).


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         7. Payment by National of Transfer Fee. The parties acknowledge that, under certain circumstances set forth in Section 5(d) of the BNI Software Agreement, either Pinnacle or National is obligated to pay to BNI a one-time transfer fee of $375,000. Reference is hereby made to paragraph 1, clause (2) of the Addendum to the BNI Software Agreement. The parties agree that in the event that the condition relating to a change of National's ownership set forth in such paragraph 1, clause (2) of such Addendum ceases to exist such that a transfer fee is due and payable or in the event that a change in the ownership of National (or any other act or omission of National) triggers the obligation of Pinnacle to pay the transfer fee to BNI set forth in Section 5(d) of the BNI Software Agreement, then, in any such case, National covenants and agrees to pay to BNI 100% of such transfer fee in connection with such transaction.

         8. Indemnification by National. National will indemnify and hold harmless Pinnacle (for purposes of this paragraph, the terms "Pinnacle" shall include the members, directors, officers, partners, employees and agents of Pinnacle and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Pinnacle or such individuals, respectively) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) which may be imposed upon, asserted against, or incurred or paid by them by reason of, or on account of any act, omission or transaction arising out of or in any way connected with BOTH (1) National or any director, officer, employee or agent of National AND (2) BNI, the Licensed Program(s), the BNI Software Agreement, this Agreement, or any other document or instrument executed in connection with the foregoing. Without limitation, it is the intention of National and Pinnacle and National agrees that the foregoing indemnities shall apply to each indemnified party with respect to claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including without limitation, reasonable attorney's fees) which in whole or in part are caused by or arise out of the negligence of such (and/or any other) indemnified party. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. Any amount to be paid hereunder by National to Pinnacle shall be a demand obligation owing by National to Pinnacle and shall bear interest at the annual rate of twelve percent. The foregoing indemnities shall not terminate upon the termination of this Agreement and/or the BNI Software Agreement.

         9. Indemnification by Pinnacle. Pinnacle will indemnify and hold harmless National (for purposes of this paragraph, the terms "National" shall include the members, directors, officers, partners, employees and agents of National and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with National or such individuals, respectively) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) which may be imposed upon, asserted against, or incurred or paid by them by reason of, or on account of any act, omission or transaction arising out of or in any way connected with BOTH (1) Pinnacle or any member,

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director, officer, employee or agent of Pinnacle AND (2) BNI, the Licensed
Program(s), the BNI Software Agreement, this Agreement, or any other document or instrument executed in connection with the foregoing. Without limitation, it is the intention of National and Pinnacle and Pinnacle agrees that the foregoing indemnities shall apply to each indemnified party with respect to claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including without limitation, reasonable attorney's fees) which in whole or in part are caused by or arise out of the negligence of such (and/or any other) indemnified party. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. Any amount to be paid hereunder by Pinnacle to National shall be a demand obligation owing by Pinnacle to National and shall bear interest at the annual rate of twelve percent. The foregoing indemnities shall not terminate upon the termination of this Agreement and/or the BNI Software Agreement.

         10. Exculpation. Notwithstanding anything to the contrary set forth in this Agreement, the BNI License Agreement or otherwise, in no event shall any director, member, managing director, partner, shareholder, director, employee, or agent of either Pinnacle or National have any personal liability under this Agreement or under the BNI License Agreement.

         11. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon the successors and assigns of either party hereto and shall inure to the benefit of either party and their respective successors and assigns. All references in this Agreement to either party hereto shall be deemed to include all such successors and assigns.

         12. Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances. A determination that any provision of this Agreement constitutes a violation of the BNI Software Agreement shall cause such offending provision to be automatically reformed and amended in the manner which is the least likely to adversely affect the parties hereto and which minimizes, to the greatest extent possible, any material alternation of the business arrangement of the parties hereto in order that such violation shall cease to exist for all purposes.

         13. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         14. Modification. This Agreement may only be modified by a written instrument or instruments executed by the party against which enforcement of the modification is asserted.

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



         15. Negation of Partnership. Nothing contained in this Agreement is intended to create any partnership, joint venture or association between the parties hereto or in any way make the either party a co-principal with the other party with reference to the property or the agreements referenced herein and any inferences to the contrary are hereby expressly negated.

         16. Governing Law. The terms and provisions of this Agreement shall be governed by the laws of the State of Delaware (without regard to the conflict of laws rules of such State) and to applicable federal law.

         17. No Third Party Beneficiary. Except as expressly set forth to the contrary in this Agreement, each of the parties agree that neither BNI or any other individual and/or entity is intended to have, nor shall BNI, such individual and/or entity be deemed to have, any rights or remedies as a third party beneficiary to, or under, this Agreement or otherwise and each of the parties acknowledge and agree that any benefit conferred to BNI, any such individual and/or entity is, and shall be deemed for all purposes to be, merely incidental.

         18. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions referenced herein and supersedes all prior written or oral understandings and agreements between the parties hereto with respect thereto. Each party hereto hereby acknowledges that, except as incorporated in writing in this Agreement, there are not, and were not, and no persons are or were authorized by such party to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of this Agreement.

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         IN WITNESS WHEREOF, each party set forth below has executed this
Agreement as of the date first above written.

                                          PINNACLE PORTFOLIO SERVICES LLC, a
                                          Delaware limited liability company

                                          By:
                                          Name:
                                          Title:


                                          NATIONAL AUTO FINANCE COMPANY,
                                          INC., a Delaware corporation

                                          By:
                                          Name:
                                          Title:


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                                   EXHIBIT A








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